UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2010

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 19, 2010 microHelix, Inc. (the "Company") sent a Notice (the "Notice") of Annual Meeting (the "Meeting") to its shareholders.  The meeting will be held at the Company's offices, 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035 on Wednesday, March 31, 2010 at 10:00 a.m. Pacific Time.  The business to be conducted at the Meeting will be to vote upon (1) the election of each of James T. Quist, Thomas A. Sidley and Donald H. Megrath as directors of the Company, each to serve until the next annual meeting of the shareholders or until their respective successors are elected or appointed; (2) the amendment of the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"), to authorize a 1-for-10 reverse stock split (the "Reverse Stock Split") of the Company's common stock ("Common Stock"); (3) the amendment of the Articles to authorize the creation of two classes of Common Stock:  Class A Common Stock and Class B Common Stock (the "Common Stock Amendment"); (4) the amendment of the Articles to change the name of the Company from microHelix, Inc. to CarePayment Technologies, Inc.; and (5)  the approval of the Company's 2010 Stock Incentive Plan.

The Company will not be soliciting proxies for the Meeting because the holders of more than 85% of the shares of Common Stock eligible to vote and 100% of the Series D Preferred Stock eligible to vote have informed the Company of their intent to vote to elect Messrs. Quist, Sidley and Megrath as directors, and to vote to approve the Reverse Stock Split, the Common Stock Amendment, the Name Change Amendment and the 2010 Stock Incentive Plan.

The above discussion is qualified in its entirety by reference to the Notice, which is attached to this Form 8-K as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following document is filed as an exhibit to this Form 8-K:

20.1	Notice of Annual Meeting of Shareholders dated March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: March 19, 2010
/s/ Thomas A. Sidley
Thomas A. Sidley
President